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                                                                   Exhibit 10:12
                            OFFICE-WAREHOUSE LEASE


DATE:  February 11, 1997

PARTIES:  CARLSON REAL ESTATE COMPANY,
          A MINNESOTA LIMITED PARTNERSHIP
          "Landlord"

          MEDI-JECT CORPORATION,
          A MINNESOTA CORPORATION
          "Tenant"

AGREEMENT:

In consideration of the following terms and conditions, the parties agree as follows:

     1.   BASIC LEASE PROVISIONS AND DEFINITIONS.

     1.1  STREET ADDRESS OF PREMISES:  161 Cheshire Lane, Suite 100, Plymouth,
                                       Minnesota 55441.

     1.2  LANDLORD'S NOTICE ADDRESS:  111 Cheshire Lane, Suite 700, Minnetonka,
                                      MN  55305.

     1.3  TENANT'S NOTICE ADDRESS:  161 Cheshire Lane, Suite 100, Plymouth,
                                    Minnesota, 55441


     1.4 COMPLEX: The office-warehouse project commonly known as Carlson Business Center North, shown on Exhibit "B" and legally described on Exhibit "A", attached. Landlord shall have the right from time to time to add land and buildings to the Complex.

     1.5 PREMISES: Approximately 22,968 rentable square feet of space, as depicted on Exhibit "B," attached, together with all appurtenances thereto. The Premises is located within a single story building commonly known as "Building No. VI", and legally described as Lot 3, Block 1, Carlson Business Center North according to the recorded plat thereof, and situate in Hennepin County, Minnesota (the "Building") of the Complex.

     1.6  TERM: Five (5) Lease Years.

     1.7 PRO RATA SHARE: A fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Complex, in each case as reasonably determined in the first instance by Landlord.

     1.8 OPERATING EXPENSES: Defined in Section 8. Landlord estimates that Operating Expenses for the first calendar year shall be Seventy-Eight Cents ($.78) per rentable square foot of the Premises.

     1.9 REAL ESTATE TAXES: Defined in Section 8. Landlord estimates that Real Estate Taxes for the first calendar year shall be Thirty-Five Cents ($.35) per rentable square foot of the Premises.

     1.10 LEASE YEAR: The twelve (12) full calendar month period commencing on the Commencement Date and each anniversary thereof, unless the Commencement Date does not fall on the first day of a month in which event the first Lease Year shall commence on the first day of the month immediately following the month in which the Commencement Date occurs. Each subsequent Lease Year shall commence on the anniversary of the first Lease Year. The first Lease Year shall include any initial partial calendar month.

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
1.11   Annual Base Rent:
       Year         P.S.F.         Amount
       ----         ------         ------
       1            $7.00          $160,776.00
       2            $7.25          $166,518.00
       3            $7.50          $172,260.00
       4            $7.75          $178,002.00
       5            $8.00          $183,744.00

1.12   Monthly Installment:

       Year         P.S.F.         Amount
       ----         ------         ------
       1            $7.00          $13,398.00
       2            $7.25          $13,876.50
       3            $7.50          $14,355.00
       4            $7.75          $14,833.50
       5            $8.00          $15,312.00

       1.13 Additional Rent: All additional payment obligations of Tenant, including but not limited to Operating Expenses, Real Estate Taxes and any other charges or fees and any cost incurred by Landlord on behalf of Tenant.

       1.14 Security Deposit: Nine Thousand Five Hundred and 00/100 Dollars ($9,500.00).

       1.15 Common Area: Defined in Section 6.

       1.16 Delivery Date: The date which is sixty (60) days from the later of
(a) the date the lease is fully executed and delivered, or (b) the date Tenant's construction plans are approved by Tenant.

       1.17 Commencement Date: April 15, 1997.

       1.18 Termination Date: The last day of the Fifth (5th) Lease Year following the Commencement Date.

       1.19 Permitted Use: General office, warehouse, technical assembly, and light manufacturing.

       2. PREMISES. Subject to the terms and conditions herein contained, Landlord hereby leases the Premises to Tenant, and Tenant hereby accepts and leases the Premises from Landlord for the Term, unless sooner terminated pursuant to any provision hereinafter set forth.

       3.   RENT PAYMENT.
       3.1 Amount And Manner. Tenant shall pay to Landlord Annual Base Rent in advance in equal Monthly Installments, without setoff or demand, on the first day of each calendar month during the Term of this Lease. Monthly Installments for any fractional month at the commencement or expiration of the Term shall be prorated based upon a thirty (30) day month. Monthly Installments of Annual Base Rent, Operating Expenses and Real Estate Taxes shall be payable by Tenant to Landlord at the address set forth in Section 1.2, above, or at such other place as Landlord shall hereinafter designate in writing. At the written request of Landlord, Tenant agrees to take such action and execute such documents as Landlord shall deem necessary or desirable to cause the timely automatic direct transfer from Tenant's bank account of funds necessary to make all of the payments required under the terms of this Lease. Notwithstanding anything to the contrary contained herein, in the event Landlord withdraws an amount of money in excess of the amount then due for the Monthly Installment of Annual Base Rent or Additional Rent under the terms herein (collectively, "Tenant's Monetary Obligation"), Tenant shall have the right to terminate the automatic direct transfer, upon thirty (30) days written notice to Landlord. In the event

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Landlord withdraws an amount in excess of Tenant's Monetary Obligation, Landlord shall immediately pay such overdraft amount to Tenant.

     3.2 LATE FEES. If any Monthly Installment is not received by Landlord on or before the fifth (5th) day of the applicable calendar month, Tenant agrees to pay Landlord an additional sum equal to two percent (2%) of the total amount overdue, including Monthly Installments of Annual Base Rent, and Additional Rent. Said charge is intended to defray Landlord's interest and administrative expenses, and Tenant acknowledges that such charge represents a fair and reasonable estimate of such expenses, and shall be due and payable for each full or partial calendar month that any Monthly Installment and/or Additional Rent remains unpaid. Further, Landlord shall be entitled to charge a fee of $25.00, to cover its administrative expense, each time a check from Tenant is returned by a bank for insufficient funds.

     3.3 INTEREST. In addition to the late charges referred to above, which are intended to defray Landlord's costs resulting from late payments, any late payment of a Monthly Installment or Additional Rent shall, at Landlord's option, bear interest from the due date of any such payment to the date same is paid at sixteen percent (16%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less. Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

     3.4 REMEASURE. In the event it is determined that the Premises are comprised of more or less than the rentable square footage stated in Section 1.5, as certified by a contractor or architect reasonably satisfactory to Landlord, the parties agree to enter into a supplemental agreement setting forth the actual rentable square footage of the Premises, as well as, any changes to Tenant's Base Annual Rent and/or Additional Rent.

     4. LANDLORD'S WORK; TENANT'S ACCEPTANCE OF PREMISES. Landlord shall, at its sole cost and expense, complete the work described in the attached Exhibit "C" ("Landlord's Work") and the tenant improvements, if any, described on Exhibit "D" (the "Tenant Improvements"). All of Landlord's Work and the Tenant Improvements shall be performed in accordance with Exhibits "C" and "D" attached hereto, in a good and workmanlike manner, utilizing new and first grade materials; shall be in conformity with all applicable federal, state and local laws, ordinances, regulations, building codes, and fire regulations; shall comply with any applicable insurance requirements for the Complex; and shall be substantially completed before May 1, 1997. Tenant's taking possession of the Premises shall be conclusive evidence of Tenant's receipt of the Premises. Tenant shall have thirty (30) days from the Commencement Date to submit to Landlord, its punch list and Landlord shall, thereafter, use diligent efforts to perform such work as may be necessary to complete same in an expeditious manner.

     5.   OPERATION AND USE OF PREMISES.
     5.1 USE. Tenant shall use the Premises for the Permitted Use set forth in
Section 1.19 and no other purpose.

     5.2 LEGAL COMPLIANCE. Tenant shall, at its expense, comply with all laws, governmental orders, regulations, rules, local ordinances regarding (a) any of the Permitted Uses described in Section 1.19, (b) the condition of the Premises to the extent Tenant is responsible therefor pursuant to this Lease, (c) improvements and equipment constructed in or installed upon the Premises by Tenant including, but not limited to, warehouse racking. Upon receipt of any notice of noncompliance, Tenant shall promptly notify Landlord in writing. Landlord shall comply with all laws, governmental orders, regulations, rules and local ordinances relating to: (i) the Common Areas, (ii) the initial construction of Landlord's Work, and (iii) the exterior surfaces, structural elements, foundation and roof of the Building, and the costs and expenses associated with such compliance by Landlord shall be included in Operating Expenses.

     5.3 OBJECTIONABLE MATERIAL. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, nor take any other action which would constitute a

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nuisance or endangers any other tenants of the Complex or interfere with the use of the respective premises. Without Landlord's prior written consent, Tenant shall not receive, store, or otherwise handle any product, material or merchandise which is hazardous, toxic, explosive or highly flammable other than reasonable quantities thereof incidental to the conduct of Tenant's business which are stored, used and disposed of in compliance with all applicable legal requirements. Tenant shall promptly provide to Landlord a detailed list of such materials used in the conduct of Tenant's business. Outside storage of any type of equipment, property or materials by Tenant, its agents, employees, customers or suppliers shall be permitted only with the prior written consent of Landlord. Tenant shall store all rubbish within the Premises and, at Tenant's expense, arrange for the regular collection of rubbish and janitorial services.

     5.4 RULES AND REGULATIONS. Landlord reserves the right from time to time to adopt and amend reasonable, non-discriminatory rules and regulations concerning use of the Common Area and Premises, with which Tenant agrees to comply ("Rules and Regulations"). A copy of the current Rules and Regulations is attached as Exhibit "E". Landlord shall provide Tenant with a written copy of any additional rule or regulation thirty (30) days prior to implementation of same.

     5.5 INSURANCE RISK. Without Landlord's consent, Tenant shall not use the Premises in any way which could increase insurance rates, or disallow any sprinkler or other credits, or invalidate any policy of insurance with respect to the Premises, Building or Complex or Tenant's operations therein.

     6. COMMON AREA. The term "Common Area" means the entire area designed for common use or benefit within the Complex, including the parking lot, landscaped and vacant areas, and sidewalks. The Common Area shall at all times be subject to the exclusive control and management of Landlord and may be expanded, contracted, improved or changed by Landlord from time to time as deemed desirable. Subject to the Rules and Regulations, the Common Area is hereby made available to Tenant and its employees, agents, customers, and invitees for their reasonable nonexclusive use in common with other tenants of the Complex, their employees, agents, customers, invitees, and to Landlord for the purposes for which constructed. Tenant shall not in any manner obstruct the Common Area. Landlord shall have the right to change the area, location, and arrangement of the Common Area; to enter into, modify, and terminate easements and other agreements pertaining to the use and maintenance of the Common Area, to close all or any portion of the Common Area to such extent as may be necessary; to add or remove improvements; and to do and perform such other acts in and to these areas and improvements as Landlord shall determine to be advisable with a view to the improvement and convenient use thereof. In no event shall Landlord obstruct the ingress or egress to the Building or Complex or reduce the number of parking stalls below the number required by local code or ordinance. No exhibit attached to this Lease nor any other materials provided by Landlord shall constitute a warranty or agreement as to the configuration of the Building or Complex or the occupants thereof. Landlord shall not materially or substantially obstruct the visibility of Tenant's exterior signage without the consent of Tenant, which shall not be unreasonably withheld, delayed or conditioned.


     7.   MAINTENANCE OBLIGATIONS.

     7.1 LANDLORD'S RESPONSIBILITIES. Landlord shall keep the Common Area, exterior surfaces, structural elements, foundation and roof of the Building in good order and repair and the expense of such activities shall be an Operating Expense. Notwithstanding the foregoing, Landlord shall not be required to make any repairs which become necessary as a result of any act or omission of Tenant, its agents, representatives, contractors, employees or customers.

     7.2 TENANT'S RESPONSIBILITIES. Throughout the Term of this Lease, Tenant shall be obligated, at its sole cost and expense, to keep and maintain the Premises and all heating, air conditioning (including but not limited to motors, compressors, coils, heat exchanges, etc.), plumbing, doors, windows, locks, electrical facilities and fixtures therein in good, safe and working order, condition and repair. Tenant shall maintain a written contract for the regular maintenance of the HVAC equipment with a contractor satisfactory to Landlord. Tenant
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shall provide Landlord with a copy of the contract within ten (10) days after it is fully executed and shall provide Landlord with a copy of all reports and recommendation for service issued by the contractor. Tenant agrees to replace and renew, with like kind and quality, any parts of the Premises, except for those portions of the Premises which are Landlord's responsibility hereunder, that may become too worn to be repaired, so that, at all times, the Premises shall be in good, safe and working order, condition and repair. Tenant shall not permit waste to the Premises. However, there shall be no obligation on the part of Tenant to comply with any laws which may require structural alterations, or additions, unless made necessary by any act, work, use or omission by Tenant.

     8.   OPERATING EXPENSES AND REAL ESTATE TAXES.  Landlord and Tenant

     hereby agree that it is the intention of the parties that this Lease shall be absolutely net to Landlord, so that this Lease shall yield, net to Landlord, the Annual Base Rent specified in Section 1. In addition to the Monthly Installments of Annual Base Rent, Tenant shall pay on a monthly basis as Additional Rent during the term hereof all costs and expenses of every kind relating to the Premises, including but not limited to utilities, janitorial services and Tenant's Pro Rata Share of "Operating Expenses," which shall mean the costs and expenses incurred by Landlord in managing, cleaning, operating, maintaining, repairing and insuring the Complex and the real property described on Exhibit "A" and the amortized cost over the anticipated useful life of (but not the entire capitalized cost of): (i) equipment used in maintenance; and (ii) capital improvements necessary to preserve or maintain the Complex and all improvements to the real property on which the Complex is situated or required by any law, rule, regulation or order of any governmental or quasi-governmental authority. Operating Expenses shall include, but not be limited to, the total cost incurred for fire and extended coverage and liability insurance premiums due and payable with respect to the entire Complex; water; sewer; gardening, lawn and landscape care; paving maintenance, repair and replacement; snow removal; line painting; sign maintenance; exterior maintenance and repair, including roofs and building exteriors; security equipment and services and the costs of personnel and contractors to implement said services; and Landlord's management fees and administrative costs, all subject to the Operating Expense exclusions set forth in Exhibit "G".

     In addition, Tenant shall pay on a monthly basis as additional rent during the term hereof its Pro Rata Share of the real estate taxes and installments of special assessments levied or assessed with respect to the Building ("Real Estate Taxes") in the applicable year. In the event of any refund of Real Estate Taxes with respect to a year for which Tenant has paid its Pro Rata Share of Real Estate Taxes, Landlord shall provide copies of documentation evidencing the amount of such refund and, in Landlord's discretion, either promptly pay to Tenant its Pro Rata Share of the amount of the refund after deduction of Landlord's costs incurred in obtaining such refund, or apply such amount as a credit against Tenant's future monthly installments of its Pro Rata Share of Real Estate Taxes.

     Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes shall be paid by Tenant in monthly installments in such amounts as are estimated and billed by Landlord at the beginning of each twelve (12) month period commencing and ending on dates designated by Landlord, each installment being due on the first day of each calendar month. If at any time during such twelve (12) month period, it shall appear that Landlord has materially underestimated or overestimated Operating Expenses or Real Estate Taxes, Landlord may reestimate Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes and may bill Tenant for any deficiency or credit Tenant for any surplus which may have accrued during such twelve (12) month period and thereafter the monthly installment payable by Tenant shall also be adjusted. Within one hundred (100) days after the end of each such twelve (12) month period, Landlord shall deliver to Tenant a statement of Operating Expenses and Real Estate Taxes for such twelve (12) month period and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, and each party hereby agrees that Tenant shall pay Landlord or Landlord shall credit Tenant' s account (or, if such adjustment is at the end of the term, pay Tenant), within thirty (30) days of receipt of such statement, the amount of any excess or deficiency in Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes paid by Tenant to Landlord during such twelve (12) month period. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant from its obligations hereunder, but no such statement increasing Tenant's obligations shall be effective if more than one hundred eighty (180) days delinquent. Tenant shall have the right from time to time (but not exceeding once in any 12 month period) to examine books and records relating to Operating Expenses, including the right to conduct audits at Tenant's expense. Such examinations and audits shall be performed at Landlord's offices during normal business hours, on reasonable prior written notice to Landlord, and Tenant's payments shall be adjusted
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accordingly. In the event said audit discloses a total deviation in excess of five (5%) percent, or more, of the actual Operating Expenses, Landlord shall pay the cost of said audit. In no event shall Tenant employ any person, firm or entity to perform the rights of Tenant hereunder who is paid on a contingency fee basis.

     9. REPAIRS-ALTERATIONS. Tenant shall not damage the Premises and shall not permit waste to the Premises. Tenant shall not make any improvements, additions or alterations to the Premises, or install any equipment which defaces the Building interior or exterior or negatively affects the structural or mechanical components of the Building, without the prior written consent of Landlord. Subject to Section 22.3, Landlord may condition Landlord's approval on removal of such machinery, equipment, improvements, additions or alterations at Tenant's expense upon the termination of this Lease. Tenant shall pay for any repairs necessary as a result of removal of any such machinery, equipment, improvements, additions or alterations. Notwithstanding the foregoing, Tenant may make minor interior, non-structural alterations and improvements without the consent of Landlord. If plans and specifications are prepared for any such work, Tenant shall furnish a copy of such plans and specifications to Landlord. Without regard to any other limitations on Tenant's removal obligations contained elsewhere in this Lease, Landlord may, in Landlord's sole discretion, require Tenant to remove any improvements, additions or alterations to the Premises which were made without Landlord's prior written consent, but Landlord shall not have the right of reentry or lease termination solely by reason of any minor, non-structural alterations or improvements made without Landlord's consent.

     10. UTILITIES AND OTHER SERVICES. Tenant shall pay for all utilities (including, without limitation, gas and electricity) and janitorial services furnished to the Premises. In the event that Landlord determines, in Landlord's reasonable discretion, that Tenant's water usage is disproportionally high compared with other tenants in the Complex, Landlord may charge Tenant directly for such excess consumption. Landlord shall not be liable for damages for failure of heat, hot or cold water, air conditioning, sewer service, electric current, gas, or any other service by reason of breakdown of plant, equipment, or apparatus, shut-down of any thereof for necessary repairs or alterations or due to unavailability of fuel, water or any other substance or utility, war, civil disturbance, strike, lockout, fire, flood, casualty, governmental regulations, or other conditions beyond Landlord's reasonable control.

     11. LANDLORD'S ACCESS. Upon one business day's prior notice, except in an emergency, Landlord may enter the Premises during the Term hereof at all reasonable hours for the purpose of inspection, verifying Tenant's compliance with this Lease or making repairs or improvements to the Premises or any other portion of the Building, or for the purpose of exhibiting the same to prospective purchasers, brokers, lenders or others, or during the last six (6) months of the Term or any Renewal Term, prospective tenants. In an emergency Landlord may enter the Premises at any time without notice to take such action as Landlord deems to be prudent or necessary.

     12.  INDEMNITY AND NON-LIABILITY.

     12.1 INDEMNITY. Tenant shall defend, indemnify and hold harmless Landlord, and Landlord's employees and agents, from and against any and all claims arising from Tenant's use of the Premises, Building or Complex, or from the conduct of Tenant's business or from any activity, work, or thing done, permitted, or suffered by Tenant in or about the Premises or the Building or Complex and shall further defend, indemnify and hold harmless, Landlord and Landlord's employees and agents, from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising from any negligence of Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Notwithstanding any foregoing provisions hereof to the contrary, Tenant shall have no obligation to indemnify Landlord from and against any claims directly resulting from Landlord's negligent actions or omissions.

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       Landlord shall defend, indemnify and hold harmless Tenant, and Tenant's employees and agents, from and against any and all claims arising from the conduct of Landlord's business in connection with the Building or Complex, or from any activity, work, or thing done, permitted, or suffered by Landlord in or about the Building or Complex and shall further defend, indemnify and hold harmless, Tenant and Tenant's employees and agents, from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease or arising from any negligence of Landlord, or any of Landlord's agents, contractors, or employees, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant. Notwithstanding any foregoing provisions hereof to the contrary, Landlord shall have no obligation to indemnify Tenant from and against any claims directly resulting from Tenant's negligent actions or omissions.

       12.2 Waiver. Tenant, as a material part of the consideration to Landlord for this Lease, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause except to the extent caused by the negligence or willful misconduct of Landlord. Tenant hereby waives all claims in respect thereof against Landlord.

       12.3 Liens. Tenant shall have no power to do any act, or to make any contract, that may create, or be the foundation for, any lien against the Premises, the Building or the Complex, or any portion thereof, and, should any such lien be filed due to actions or omissions of Tenant, Tenant, at its own cost and expense, shall bond for or discharge the same within ten (10) business days after the filing thereof.

       12.4 Non-liability. Unless directly resulting from facilities controlled by Landlord and from Landlord's negligent act or omission and Tenant has notified Landlord, Landlord shall not be liable to Tenant for any damage occasioned by: plumbing, electrical, gas, water, steam or other utility pipes, systems, and facilities, or by the bursting, stopping, leaking or running of any tank, washstand, closet or waste or other pipes in or about the Premises or Building by water being upon or coming through the roof, or any skylight, vent, trapdoor or otherwise or arising from any act or omission of any third party or any tenant of the Complex, its agents, contractors or employees.

       13.  INSURANCE.

       13.1 Liability Coverage. Tenant shall, at its expense, obtain and keep in force during the term of this Lease, including any renewal term, a commercial general liability insurance policy with a combined single limit of not less than $2,000,000 covering bodily injury to one or more persons and property damage with deductibles in an amount reasonably satisfactory to Landlord. All policies of insurance required to be provided hereunder by Tenant shall be issued by insurer(s) licensed and qualified to do business in the State of Minnesota, with a current A.M. Best Company rating of at least AVII. The policy shall name Landlord as an additional insured and any Mortgagee (as defined in Section 17) and shall cover the entire Complex. Tenant shall increase its liability coverage as may be reasonably requested by Landlord, if Landlord presents evidence that customary insurance coverage limits for similar facilities in the Twin Cities market area have increased. The establishment of insurance requirements shall not limit the liability of Tenant under this Lease.

       Landlord shall, as a portion of Operating Expenses, obtain and keep in force with a financially responsible insurance company, during the Term, including any renewal term, a commercial general liability insurance policy with a combined single limit of not less than $3,000,000 covering bodily injury to one or more persons and property damage, and worker's compensation insurance as required by statute. Landlord shall, upon written request of Tenant, deliver certificates of insurance evidencing the existence and amounts of the coverages required hereunder.

       13.2 Certificates. Tenant shall deliver to Landlord certificates of insurance, making specific reference to the Complex and the Premises, evidencing the existence and amounts of the policy of insurance

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required pursuant to this Section 13, as well as the deductibles. No such policy shall be nonrenewable, cancelable or subject to material reduction of coverage or other material modification except after thirty (30) days' prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policy, furnish Landlord with renewals or "binders" thereof. Any failure of Tenant to obtain, maintain, or provide copies or certificates of any insurance required hereunder shall constitute a material and continuing breach of this Lease.

       13.3 Property Coverage. Tenant shall maintain in effect, with a financially responsible insurance company, policies of property insurance covering for the full insurable value of all improvements (other than those described in Exhibit "D"), additions or alterations to the Premises made without Landlord's written consent, and all of Tenant's machinery, equipment, furniture, fixtures and personal property. Such policies of insurance shall provide protection for Tenant against all casualties included under standard insurance industry practices within the classification of "Fire and Extended Coverage" and shall contain a waiver of subrogation releasing Landlord from all claims and liabilities arising from or caused by any hazard covered by Tenant's property insurance. The proceeds from said insurance shall be used to repair or reconstruct such insured property to the extent required under Section 15 of this Lease.

       Landlord shall, as a portion of Operating Expenses as defined in Section 8 of this Lease, maintain in effect, with a financially responsible insurance company, policies of property insurance covering the Complex including Landlord's Work as described in Exhibit "C" and Tenant's Improvements as described in Exhibit "D," (other than the property required to be insured by Tenant in the preceding paragraph, and other tenant improvements and tenant property) on a replacement cost basis.

       13.4 Release. Notwithstanding anything apparently to the contrary elsewhere in this Lease, Landlord and Tenant each hereby mutually release and relieve the other from all claims and liabilities arising from or caused by any hazard covered by property insurance on the Premises or covered by property insurance in connection with property on or activities conducted in or about the Premises or Complex or covered by the property insurance required hereunder, regardless of the cause of the damage or loss, provided that this release shall apply only to the extent that such loss is covered by such property insurance. Tenant and Landlord shall, at the earlier of the date of obtaining insurance coverages or the Commencement Date, give notice to the insurance carriers involved that the foregoing mutual waiver of liability and subrogation is contained in this Lease.

       14.  ASSIGNMENT AND SUBLETTING.

       14.1 Landlord Consent. Tenant shall not cause or permit, by operation of law or otherwise, any assignment, sublease, encumbrance, or transfer (a "Transfer") of this Lease or any estate or interest herein without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. It shall be reasonable for Landlord to withhold consent in the event the proposed assignee's use of the Premises is different from that of Tenant, or, if the proposed assignee's financial status fails to meet Landlord's criteria for any tenant leasing space of similar size and quality.

      Any conversion of a corporation or partnership to a limited liability corporation or limited liability partnership, shall be deemed to be an assignment which shall require Landlord's consent. If Tenant wishes to transfer any of its rights, Tenant shall submit in writing to Landlord (a) the name and legal composition of the proposed assignee, subtenant or other transferee (a "Transferee"); (b) the nature of the business proposed to be carried on in the Premises; (c) the terms and provisions of the proposed Transfer; (d) such financial and other information concerning the proposed Transferee as Landlord may reasonably request; (e) the form of the proposed assignment, sublease or other agreement governing the proposed Transfer, and (f) a written notice that failure of Landlord to respond to Tenant's request within ten (10) business days shall be deemed an approval. Within ten (10) business days after Landlord receives all such information it shall notify Tenant whether it approves such Transfer or if it elects to proceed under Section 14.3 - Landlord's Right to Space. In no event may Tenant publicly advertise or offer all or any portion of the Premises for assignment or sublease without Landlord's prior written consent and in no event at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Complex. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection

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with any proposed Transfer. Attempted assignment or subletting without
Landlord's prior written consent shall constitute a material breach of this Lease. Failure of Landlord to respond within ten (10) business days after receipt of all of the information listed above shall be deemed approval by Landlord of the proposed Transfer. Neither this Lease nor any estate thereby created shall pass to any trustee or receiver in bankruptcy or any assignee for the benefit of creditors, or by operation of law. In the event that Landlord shall consent to a subletting of all or any portion of the Premises under a sublease which obligates the subtenant to pay a rental at a rate in excess of Tenant's Annual Base Rent as set forth in Section 1.11, above, then Landlord and Tenant shall each be entitled to receive fifty (50%) percent of the excess rental as paid by the subtenant.

     Notwithstanding anything to the contrary contained herein, Tenant shall have the right to assign or sublet the Premises without Landlord's consent to any affiliate, subsidiary, or parent of Tenant, or to any corporation or partnership with a comparable net worth who purchases all or substantially all of the assets of Tenant. In addition, in the event the stock of Tenant or Tenant's parent company is traded on a nationally recognized stock exchange or over the counter market, the sale or other transfer of said stock shall neither be deemed a Transfer hereunder nor require Landlord's consent or approval.

     14.2 No Release of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer, and the Transferee shall be jointly and severally liable with Tenant for the payment of rent (or, in the case of sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

     14.3 Landlord's Right to Space. Notwithstanding any of the above provisions of this Section 14 to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer and such Transfer requires Landlord's consent, Landlord, in lieu of consenting to such Transfer, may elect to terminate this Lease (in the case of an assignment or a sublease of the entire Premises), or to terminate this Lease as it relates to the space proposed to be subleased by Tenant (in the case of a sublease of less than the entire Premises). In such event, this Lease (or portion thereof) will terminate on the effective date of the proposed Transfer, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

     15.  DAMAGE OR DESTRUCTION.

     15.1 Damage to Premises Covered by Insurance. If the Premises are damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance (the "Event") so as to become partially or totally untenantable, the Premises shall be repaired and restored by Landlord and Tenant with due diligence. The repairs shall commence as soon as reasonably possible following the Event. Landlord's obligation to repair and restore shall be limited to the restoration of the building structure and the work designated as Landlord's Work in Exhibits "C" and Tenant Improvements in Exhibit "D" and Tenant shall be obligated to restore the remainder of the Premises. If the Premises are damaged or destroyed to the extent that the cost of the restoration would exceed 25% of the amount it would have cost to replace the Premises in their entirety at the time such damage or destruction occurred, and if the unexpired portion of the Term of this Lease shall be one year or less on the date of the damage or destruction, then Landlord may elect to terminate this Lease by giving notice to Tenant of its election to do so within 60 days after such occurrence. If Landlord exercises such right, then this Lease shall cease as of the date of such notice and all rent and other charges payable by Tenant shall pro-rated as of that date.

     15.2 Damage to Premises not Covered by Insurance. If the Premises shall at any time be damaged or destroyed by a casualty not insurable under standard fire or extended coverage insurance so as to become partially or totally untenantable, then Landlord shall have the right to either repair and restore the work designated as Landlord's Work in Exhibits "C" and "D" as it relates to the Premises or to terminate this Lease. Such election shall be made by Landlord upon notice to Tenant within 60 days after the occurrence of such casualty. If Landlord

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

elects to restore its work, such work shall not exceed what is required to restore the Premises to a condition substantially similar to that at the time of the original delivery of the Premises to Tenant and, then Tenant shall be required to repair with diligence the remainder of the Premises. If Landlord elects to terminate this Lease, this Lease shall terminate 60 days after the date of the occurrence of such casualty and all rent shall be pro-rated as of such date of termination.

     15.3 Destruction of the Complex. If all or any portion of the Complex shall be damaged or destroyed by fire or other cause (regardless of whether the Premises may be affected thereby) to the extent that the cost of restoration thereof would exceed 25% of the amount it would have cost to replace the Complex in its entirety at the time such damage or destruction occurred, then Landlord may elect to repair that portion of the Complex owned by Landlord within a reasonable time after such damage or destruction, provided that Landlord shall not be obligated to expend for such rebuilding and repairing an amount in excess of the insurance proceeds recovered or recoverable as a result of such damage or destruction, or Landlord may elect to terminate this Lease upon 30 days notice to Tenant, which notice shall be given, if at all, within 60 days after the date of such occurrence. In the event of such termination, this Lease shall cease 30 days after such notice is given and all rent shall be pro-rated as of that date.

     15.4 Rent Abatement. If the Premises are damaged or destroyed and Tenant is prevented from occupying and does not occupy the Premises or any part thereof for ten (10) consecutive business days, Annual Base Rent and other charges hereunder shall be abated during any period in which such damage or destruction continues to materially interfere with the operation of Tenant's business in the Premises. Rent abatement shall be Tenant's sole right against Landlord by reason of such damage or destruction and such abatement shall apply only during the period commencing with such damage or destruction and ending 30 days after Landlord substantially completes its repairs or when Tenant reopens the Premises for business, whichever is earlier.

     15.5 Destruction Cancellation. In the event the Premises shall be damaged or destroyed by fire or otherwise so as to become partially or totally untenantable, during the last year of the Term or any extension term hereof, either party shall have the option to terminate this Lease as of the date of such damage or destruction by written notice to the other party given within three (3) months following the date of such damage or destruction and this Lease shall then be terminated and rent and all other charges shall cease as of the date of the occurrence of such damage or destruction.

     16. EMINENT DOMAIN. Except as may be otherwise agreed to by Landlord and Tenant as provided in this Section, if all of the Premises, or such portion of the Premises as renders the remainder impractical for the Permitted Use, are taken by any public authority under the power or threat of eminent domain or by private purchase in lieu thereof, then the term of this Lease shall cease as of the date possession shall be taken by such public authority, and Landlord shall make a pro rata refund of any Annual Base Rent that may have been paid in advance. In the event that less than the entire Complex is so taken and the Premises are not in that portion of the Complex so taken and provided the Premises are not rendered untenantable thereby, then this Lease shall terminate only at the option of Landlord. In the event that only a part of the Premises is so taken and the parties agree that this Lease shall not so terminate, there shall be a pro rata reduction in Annual Base Rent for the period following such taking, and all other terms and provisions hereof shall remain in full effect. All damages awarded for any such taking shall belong to and be the property of Landlord for diminution in value to this leasehold or to the fee of the Premises; provided, however, that Landlord shall not be entitled to any portion of the award made to Tenant for loss of business, depreciation to and cost of removal of stock and fixtures.

     17.  MORTGAGEE PROTECTION.

     17.1 Subordination of Lease. This Lease shall be subject and subordinate at all times to the lien of any existing mortgage and other financing documents and the lien of any mortgages and other financing documents that hereafter may be made a lien upon the Building and the real property upon which it is situated; provided, however, that the secured party named in each such mortgage or other financing document (a "Mortgagee") shall agree to recognize this Lease in the event of foreclosure if Tenant is not then in default and if Tenant agrees to attorn to such Mortgagee as Landlord under this Lease. In the event a Mortgagee elects to have

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

this Lease a prior encumbrance, then and in such event upon Mortgagee notifying Tenant to that effect, this Lease shall be deemed a prior encumbrance whether this Lease is dated prior or subsequent to the date of Mortgagee's encumbrance. Within fifteen (15) business days following Landlord's request, Tenant will execute and deliver any certificates of subordination and other documents desirable to effect the purpose of this Section 17.1; provided, however, that each Mortgagee shall agree to recognize this Lease in the event of foreclosure if Tenant is not then in default.

     17.2 INSURANCE. Whenever under this Lease policies of insurance or bonds are to be provided for the benefit of Landlord, the same shall, at the option of Landlord, be made payable to and shall secure Landlord and/or any Mortgagee.

     17.3 ESTOPPEL CERTIFICATE. Tenant shall, within ten (10) days following a request from Landlord, execute and deliver to Landlord an Estoppel Certificate in such form and content as reasonably requested by Landlord, attesting to the terms and condition of this Lease and the compliance to date of Landlord with the terms and conditions of this Lease and such other matters as reasonably requested by Landlord concerning the tenancy of Tenant under this Lease. In the event that Tenant asserts any default by Landlord, Tenant shall set forth such alleged default or defaults upon the said certificate in detail and attest to the fact that those listed defaults are the only defaults by Landlord hereunder.

     17.4 MORTGAGEE'S PERFORMANCE. Tenant agrees to give to any Mortgagee(s), by certified mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such Mortgagee, which notice shall state that it is given pursuant to this Section of the Lease and that copies of notices shall be sent to such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default or such longer time as Landlord may be provided under this Lease, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default and this Lease shall not be terminated so long as such remedies are being diligently pursued. Upon written request of Tenant, Landlord shall provide Tenant with the name and address of each Mortgagee.

     18.  RELOCATION OF PREMISES.  INTENTIONALLY DELETED.

     19. SIGNAGE. Tenant, at its sole cost and expense, shall be permitted to place one building standard sign containing Tenant's name, within the sign band on the Building and within the lease lines of the Premises, the size and design of said sign to be in conformance with the building signage of the Complex. No other signage shall be displayed by Tenant without the prior written consent of Landlord. Tenant shall be responsible, at its sole cost and expense, to maintain, repair, and clean the signage, as is reasonably necessary.

     20.  ENVIRONMENTAL COMPLIANCE
I.
     (a) Landlord represents, to the best of its knowledge, that on the Commencement Date, there is no Hazardous Material in the Complex or on the Premises in violation of any Environmental Law. Landlord hereby agrees that if at anytime during the term of this Lease, it should be determined that the Complex or Premises were contaminated with Hazardous Material on the Commencement Date of this Lease or thereafter because of any acts or omissions of Landlord or any other tenant in the Complex, Landlord agrees to indemnify and hold Tenant and Tenant's affiliates, shareholders, partners, directors, officers, employees and agents harmless from any and all losses, penalties, claims, liabilities, litigation, demands, defenses, suits, proceedings damages and obligations or expenses of any nature arising from or as a result of such contamination.

II.  Tenant represents, warrants, and covenants to Landlord that:

     (a) Tenant will cause the Premises at all times to be and remain in compliance with all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including those statutes, laws, regulations, and
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

     ordinances identified in subparagraph (f), all as amended and modified from time to time (collectively, "Environmental Laws"). Tenant agrees to obtain and keep in effect all governmental permits and approvals relating to the use or operations of the Premises required by applicable Environmental Laws, and Tenant agrees to comply with the terms of the same.

     (b) Tenant will not generate, manufacture, store, treat, transport, release, or dispose of "Hazardous Material," as that term is defined in subparagraph (f), on, in, under, about or from the Premises, Building or Complex, other than in such quantities as are required for the conduct of Tenant's permitted business, and other than those lawfully incorporated into the Premises, in keeping with good construction practices, as appropriate building materials, and then only in compliance with all Environmental Laws, health, safety, handling, reporting and disclosure laws, regulations and rules. Tenant shall promptly provide to Landlord upon written request, but not more often than once in any twelve month period unless Landlord has reasonable cause to believe that Tenant is not in compliance with this Section 20, a detailed list of such materials used in the conduct of Tenant's business or incorporated in the Premises, together with copies of all applicable permits related to such materials, if any. If any Hazardous Material (other than as permitted in the foregoing sentence) is found on the Premises, or if Tenant or any one of its employees, agents, contractors, suppliers or invitees causes, contributes to or aggravates any release or disposal of any Hazardous Material on, in, under or about the Premises, Building, or Complex, Tenant, at its own cost and expense will immediately take such action as is necessary to detain the spread of and remove the Hazardous Material to the complete satisfaction of Landlord and the appropriate governmental authorities.

     (c) Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to Tenant's compliance with Environmental Laws. Tenant will, at its sole cost, promptly cure and have dismissed with prejudice any such action. Tenant will keep the Premises, Building and Complex free of any lien imposed pursuant to any Environmental Laws on account of Tenant's generation, manufacture, storage, treatment, transportation, release, or disposal of Hazardous Material.

     (d) If Tenant breaches or fails to comply with any of the foregoing warranties, representations, and covenants, Landlord may cause the removal (or other cleanup acceptable to Landlord) of any Hazardous Material (other than those expressly authorized herein) from the Premises, Building or Complex. The costs of such Hazardous Material removal and any other cleanup (including transportation and storage costs) will be additional rent under this Lease, whether or not a court or administrative agency has ordered the cleanup, due and payable on Landlord's demand. Tenant thereby grants Landlord, its employees, agents and contractors, access to the Premises to remove or otherwise clean up any Hazardous Material. Landlord, however, has no affirmative obligation under this Lease to remove or otherwise clean up any Hazardous Material, from the Premises, Building or Complex and nothing in this Lease will be construed as creating any such obligations.

     (e) Tenant agrees to indemnify, defend, and hold Landlord and Landlord's affiliates, shareholders, partners, directors, officers, employees and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements, or expenses of any kind (including attorneys' and experts' fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, asserted, or awarded against Landlord or any of them in connection with or arising from or out of Tenant's obligations hereunder and under applicable Environmental Laws.

          The indemnifications contained in this Section 20 are the personal obligations of Landlord and Tenant and shall survive termination of this Lease.

     (f) For purposes of this Lease "Hazardous Material" means:

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

          i. "Hazardous substances" or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. #9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. # 1 80 1, et seq., both as amended to and after this date.

          ii. "Hazardous wastes," as that term is defined by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. #6901, et seq., as amended to and after this date.

          iii. Any pollutant or contaminant or hazardous, dangerous, or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended to and after this date.

          iv. Crude oil or any fraction of it that is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute).

          v. Any radioactive material, including any source, special nuclear, or by product material as defined at 42 U.S.C. #201 1, et seq., as amended to and after this date.

          vi.  Asbestos in any form or condition.

          vii. Polychlorinated biphenyl's (PCB's) or substances or compounds containing PCB's.

     21.   DEFAULT.

     21.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" by Tenant:

     (a) Tenant fails to make any Monthly Installment or Additional Rent payment when due.

     (b) Tenant fails to make any Monthly Installment or Additional Rent payments when due under this Lease two (2) or more times during any twelve
     (12) month period during the Term.

     (c) Tenant abandons the Premises; provided, however, that vacation of the Premises by Tenant, by itself, shall not constitute an Event of Default hereunder.

     (d) Tenant fails to comply with any of the provisions of Section 20 - Environmental Compliance.

     (e) Intentionally deleted.

     (f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any reorganization, arrangement, consolidation, readjustment, liquidation, dissolution or similar arrangement or proceeding under any state or federal bankruptcy or other statute, law or regulation, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after any appointment pursuant to any state or federal bankruptcy or other statute, law or regulation, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated.

     (g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and such failure is not cured within thirty (30) days after notice to Tenant or, if such failure cannot be cured within such thirty (30) day period, Tenant fails within such thirty (30) day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in its reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

     21.2 REMEDIES. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

     (a) If Tenant shall have vacated or abandoned the Premises, Landlord may, without terminating this Lease, change the locks on the doors to the Premises and exclude Tenant therefrom.

     (b) Landlord may, upon notice to Tenant, terminate this Lease, or without notice to Tenant re-enter the Premises without terminating this Lease. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a notice of such intention is given to Tenant (all other demands and notices of forfeiture or other similar notices being hereby expressly waived by Tenant). Upon the service of any such notice of termination, the Term of this Lease shall automatically terminate. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorneys' fees, and the value at the time of such termination of any rent reserved in this Lease for the remainder of the term over the then reasonable rental value of the Premises for the remainder of such term, all of which amount shall be immediately due and payable from Tenant to Landlord.

     (c) Landlord may require that, upon any termination of the Lease or Tenant's right to possession without termination of this Lease, Tenant shall immediately surrender possession of the Premises to Landlord, vacate the same and remove all effects therefrom except those that may not be removed under other provisions of this Lease. If Tenant fails to surrender possession and vacate as aforesaid, Landlord may forthwith re-enter the Premises and expel and remove Tenant and any other persons and property therefrom, using such force as may be necessary, without being deemed guilty of trespass, eviction, conversion or forcible entry and without thereby waiving Landlord's rights to rent or any other rights given Landlord under this Lease or at law or in equity. If Tenant does not remove all effects from the Premises, Landlord may either declare such effects abandoned and dispose of the same in any reasonable manner without liability to Tenant or any other party, or remove any or all of such effects in any manner it shall choose and store the same without liability to Tenant. Tenant shall pay Landlord on demand, any reasonable expenses incurred in such removal and storage for any length of time during which the same shall be in Landlord's possession or in storage.

     (d) Landlord can continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Annual Base Rent and Additional Rent when due. After Tenant's right to possession is terminated Landlord may enter the Premises and may make such alterations and repairs as it shall determine may be reasonably necessary to relet the Premises and Landlord may (but shall not be required to) relet the same or any part thereof upon such terms and conditions as Landlord in its sole discretion may deem advisable. Upon any reletting, all rentals received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than rent or other charges due under this Lease from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees, reasonable attorneys' fees and costs of such alterations and repairs; and third, to the payment of Annual Base Rent and Additional Rent and other charges due and unpaid hereunder. In no event shall Tenant be entitled to receive any surplus of any sums received by Owner on a reletting in excess of the rental and other charges payable hereunder. If such rentals and other charges received from such reletting during any month are less than those to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord upon demand. No act by Landlord allowed by this Section shall terminate this

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

     Lease unless Landlord notified Tenant that Landlord elects to terminate this Lease. Landlord can terminate Tenant's right to possession of the Premises at any time.

     21.3 RECEIPT OF MONIES. No receipt of monies by Landlord from or for the account of Tenant or from anyone in possession or occupancy of the Premises after the giving of any notice under this Lease, including, without limitation, a notice of termination of this Lease, shall reinstate, continue or extend the Term of this Lease or affect any notice given to Tenant prior to the receipt of such money. No payment by Tenant or receipt by Landlord of a lesser amount than the charges herein reserved shall be deemed to be other than on account of the earliest stipulated rent or other charges, nor shall any endorsement or statement on any check or on any letter accompanying any check be deemed to be an accord and satisfaction. Landlord shall not be deemed to have accepted payment made to a "lockbox" or other depository until ten (10) days after Landlord's actual receipt of the payment if, and only if, during said period Landlord did not refund or attempt to refund such payment. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

     21.4 BANKRUPTCY. If at any time there exists an act of bankruptcy, which shall include the filing by Tenant, or any guarantor of a petition in bankruptcy (including, without limitation, a petition for liquidation, reorganization or for adjustment of debts of an individual with regular income), the filing of any such petition against Tenant or any guarantor with such party failing to secure a discharge thereof within 30 days after the filing thereof, or Tenant or any guarantor becoming insolvent or admitting in writing an inability to pay its debts as they mature, or making an assignment for the benefit of creditors or petitioning for or entering into an arrangement with creditors or a custodian being appointed or taking possession of Tenant's or any guarantor's property whether or not a judicial proceeding is instituted, then this Lease at Landlord's option shall (if permitted by law) be terminated, in which event neither Tenant, any guarantor, nor any person claiming through or under Tenant or any guarantor or by virtue of any statute or court order shall be entitled to possession of the Premises. Landlord, in addition to the other rights and remedies given be this Lease or by virtue of any statute or rule of law, may retain as liquidated damages any rent or any monies received by Landlord from Tenant or others on behalf of Tenant.

     21.5 LEGAL EXPENSES. In case suit shall be brought because of the breach of any agreement or obligation contained in this Lease on the part of Tenant or Landlord to be kept or performed, and a breach shall be established, the prevailing party shall be entitled to recover all expenses incurred therefor, including reasonable attorneys' fees and legal expenses.

     21.6 LANDLORD'S RIGHT TO CURE DEFAULT. If Tenant fails to perform any agreement or obligation on its part to be performed under this Lease, Landlord shall have the right (but shall be under no obligation), if no emergency exists, to perform the same upon ten (10) days notice to Tenant, and, in any emergency, to perform the same immediately without notice or delay. For the purpose of curing Tenant's defaults as aforesaid, Landlord shall have the right to enter the Premises and Tenant shall within ten (10) days after demand reimburse Landlord for any reasonable costs incurred by Landlord to cure any of Tenant's defaults, including reasonable attorneys' fees. Except for gross negligence or willful misconduct by Landlord, Landlord shall not be liable for any loss, inconvenience, annoyance or damage resulting to Tenant or anyone holding under Tenant for any action taken by Landlord pursuant to this Section. Any act done by Landlord pursuant to this Section shall not constitute a waiver of any such default by Tenant or a waiver of any covenant, term or condition herein contained or the performance thereof.

     21.7 RIGHTS AND REMEDIES. The rights and remedies given to Landlord and Tenant in this Lease are distinct, separate, non-exclusive and cumulative rights and remedies, in addition to every other remedy at law or in equity, and may be exercised concurrently. No delay or failure by Landlord or Tenant to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent by Landlord during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by Landlord of any breach (including recurrent failure to timely pay rent) by Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Complex shall affect or alter this Lease in any way whatsoever or be construed as a waiver of any subsequent breach.

     21.8 SECURITY DEPOSIT. Tenant shall pay Landlord the Security Deposit, concurrently with the execution of this Lease, which sum shall be retained by Landlord as security for Tenant's full, timely and faithful performance of all of Tenant's obligations hereunder, including but not limited to the payment of Annual Base Rent, Operating Expenses and Real Estate Taxes. If Tenant fails to pay such amount or any other charges hereunder or otherwise defaults with respect to any provisions of this Lease, Landlord may, at its option, apply all or any portion of the Security Deposit to the payment thereof or for payment of any other sums for which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage that Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to the full amount stated in Section 1, above, and Tenant's failure to do so shall be a material breach of this Lease. Tenant shall not be entitled to any interest upon the Security Deposit, nor shall Landlord be required to segregate or hold the Security Deposit separate from Landlord's other funds, but shall carry such sum as a bookkeeping entry only. In the event that Tenant shall fully perform the covenants and provisions of this Lease, Landlord shall refund the Security Deposit, or the unused balance thereof, if any, to Tenant within thirty (30) days after the expiration or sooner termination of the term of this Lease.

     21.9 DEFAULT BY LANDLORD.   Landlord shall not be deemed to be in default
under this Lease until Tenant has given Landlord written notice (the "Cure Notice") specifying the nature of the default and unless Landlord does not cure the default within fifteen (15) days after receipt of the Cure Notice or within such reasonable time thereafter as may be necessary to cure the default where it is of such a character as to reasonably require more than fifteen (15) days to cure. If Landlord shall fail to cure a default within the time periods provided in the preceding sentence, and Landlord's Mortgagee, after having been timely given a copy of the Cure Notice, shall fail to cure a default within the time periods provided in Section 17.4 of this Lease, Tenant shall have the right to perform such cure itself and demand the reasonable, verifiable and direct cost thereof from Landlord. In the event that Landlord shall not reimburse Tenant for such costs, and a final judgment shall be entered therefor in favor of Tenant, Tenant shall have the right to offset the reasonable, verifiable and direct cost thereof, including reasonable attorney's fees, against the Monthly Installment of rent next coming due under this Lease; provided that such rights of self-help and offset shall be subject to the following terms and conditions:

     (a) Neither Landlord nor Mortgagee shall be construed to have failed to proceed with due diligence to the extent that any such failure is due to reasons of force majeure or delays caused by Tenant.

     (b) The Cure Notice shall state with specificity the nature and extent of each item of repair that Tenant believes should be performed, Tenant's estimate of the cost thereof, and the potential amount of offset.

     (c) Any offset effected hereunder shall be exercised through the delivery of written notice to Landlord and Landlord's Mortgagee specifying the amount of the offset and including, as attachments, copies of all invoices or other source documents reasonably necessary to verify the costs underlying such offset, which notice shall be delivered to Landlord and Landlord's Mortgagee on or before the date that Base Rent being offset is otherwise due.

     22.  SURRENDER OF POSSESSION.

     22.1 CONDITION. At the expiration of the term hereof, Tenant shall surrender the Premises broom-clean in good condition and repair.

     22.2 HOLDING OVER. If Tenant remains in possession of the Premises after the expiration of the term hereof without the execution of a new lease, it shall be occupying the Premises as a tenant from month-to-month, subject to all of the conditions of this Lease insofar as the same are applicable to a month-to-month tenancy, except that the monthly rent payable by Tenant shall be an amount equal to 125% of the rate specified in Section 1.2. Tenant shall indemnify and hold Landlord harmless from and against all claims, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs of defending the same, incurred by Landlord and arising from Tenant's failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages, including lost profits, incurred by any prospective tenant of the Premises, and
(ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

       22.3 FIXTURES. All partitions, wallcovering, ceilings, sinks, plumbing, floor covering, and other improvements within the Premises shall become the property of Landlord at the moment of completion of installation; provided, however, Landlord may direct Tenant to remove, at Tenant's sole cost and expense, any such improvements upon the termination of this Lease not previously approved by Landlord and any such other improvements reasonably required to be removed as indicated by Landlord at the time of Landlord's consent to same. Tenant shall retain ownership of all removable trade fixtures and machinery ("Tenant's Property") placed in the Premises by Tenant. Prior to the expiration of the Term, Tenant shall remove all Tenant's Property and repair any damages occasioned by such removal at Tenant's expense. Upon the failure of Tenant to remove Tenant's Property prior to expiration of the Term, all remaining Tenant's Property shall, at Landlord's election, be deemed abandoned by Tenant.

       23.  NOTICES.   Whenever under this Lease provision is made for notice,
such notice shall be in writing, and it shall be deemed sufficient notice and service if such notice is delivered personally or by a nationally-recognized overnight courier service providing proof of delivery or by U.S. registered mail or certified mail, postage prepaid, return receipt requested, to Tenant at the address set forth in Section 1.3 or the Landlord at its then current address for the payment of rent under this Lease. Any notice so sent shall be effective for all purposes at the time of personal delivery or one (1) day following deposit thereof in the U.S. mail. Either party may hereafter change the address for notice stated in Section 1, above, by notifying the other party in writing of the new address.

       24. OCCUPANCY. If Landlord permits Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be governed by all of the terms and conditions of this Lease, including the requirement under Section 13 of this Lease to maintain insurance. However, Tenant shall not owe Landlord any sums for Annual Base Rent, Real Estate Taxes or Operating Expenses associated with the Premises during said early occupancy period. Except as specifically provided for herein, in the event Tenant is unable to enter into and occupy the Premises on the Commencement Date specified in Section 1.17, because the Premises are not ready for occupancy, Landlord shall not be liable for damages to Tenant. Annual Base Rent shall abate during the period Tenant is unable to occupy the Premises; and the Commencement Date shall automatically be redefined to mean the date Tenant occupies and conducts business in any portion of the Premises.

       Landlord and Tenant anticipate that the Delivery Date shall occur on or about April 1, 1997. Such Delivery Date is based on the Lease being fully executed and Tenant approving final construction plans for the Premises on or before February 14, 1997 (the "Plans"). In the event Tenant approves the Plans in accordance with the terms herein and the Lease is executed and delivered on or before February 14, 1997 and Landlord fails to deliver the Premises on or before the Delivery Date, then Landlord shall pay to Tenant, Five Hundred and 00/100 dollars ($500.00) for each and every day beyond the Delivery Date, provided such a delay is not caused by, or attributable to, Tenant. Landlord shall be allowed to add one (1) day to the Delivery Date, for each day that Tenant fails to approve such plans beyond the specific, individual date herein described for approval of the Plans and execution of the Lease.

       25. JOINT AND SEVERAL LIABILITY. In the event that two or more individuals, corporations, partnerships or other entities (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each individual, corporation, partnership or other entity to perform all obligations hereunder shall be deemed to be joint and several. In like manner, in the event that Tenant shall be a partnership or other business association, the members of which are, by virtue of statute, or general law, subject to personal liability, then and in that event, the liability of each such member shall be deemed to be joint and several.

       26. QUIET ENJOYMENT. So long as Tenant is not in default under any of the covenants and agreements of this Lease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed by Landlord or by any person claiming by, through, or under Landlord.

       27. BROKERAGE FEES. Tenant warrants that it has not incurred liability for any real estate brokerage fees or any other fees to any third party in connection with this Lease and in the event that any third party institutes legal action in an effort to recover brokerage fees, Tenant shall defend such action and indemnify and hold Landlord harmless from any related damages, liability or costs.

       28.   GENERAL.

       28.1 CONSENT. Whenever under this Lease provision is made for Tenant to secure the consent of Landlord, such consent shall be in writing. The consent by either party to any act by the other party of a nature requiring consent shall not be deemed to constitute consent to any similar act.

       28.2 LEASE NEGOTIATION. The submission of this Lease for examination does not constitute an offer, a reservation of or option for the Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.

       28.3 NO MODIFICATION. This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the modification is enforceable.

       28.4 SEVERABILITY. If any term or provision of this Lease, or any portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of this Lease and the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected and shall be valid and be enforced to the fullest extent permitted by law.

       28.5 THIRD PARTY BENEFICIARY. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of Landlord's Mortgagee.

       28.6 HEADINGS. The headings of the Sections and Subsections herein are for convenience only, and do not limit or construe the contents of such Sections and Subsections.

       28.7 FORCE MAJEURE. Whenever a period of time is herein provided for either party to perform, said party shall not be responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, national emergency, acts of a public enemy, governmental restrictions, laws or regulations, or any other cause or causes, whether similar or dissimilar to those enumerated, beyond its reasonable control. This Section shall not excuse Tenant from the prompt payment of rent, additional rent, or any other payments required by the terms of this Lease.

       28.8 PARTIES IN INTEREST. The terms, conditions, covenants and agreements herein contained shall inure to the benefit of and shall bind the parties hereto and their respective successors and permitted assigns.

       28.9 WAIVER. No provisions of this Lease shall be deemed waived unless such waiver is in writing and signed. The waiver of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payment of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease, including Tenant's recurrent failure to timely make Monthly Installment or Additional Rent payments, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction.

       28.10  JURY TRIAL.  INTENTIONALLY DELETED.

       28.11 LIMITATION OF LIABILITY. Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Complex and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale of its interest in the Complex. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Complex and any judgment so rendered shall not give rise to any right of execution or levy against Landlord's assets. The provisions hereof shall inure to Landlord's successors and assigns including any Mortgagee. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord.

       28.12 AUTHORITY. If Tenant is a corporation, partnership or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

       28.13 ATTORNEYS' FEES. In the event suit is brought for the recovery of the Premises, or any sum due hereunder, or because of any act which may arise out of possession of the Premises, the prevailing party shall be entitled to recovery of all costs incurred therein, including reasonable attorneys' fees.

       28.14 NO PARTNERSHIP. Nothing contained in this Lease shall be interpreted as creating a partnership, joint venture, or relationship of principal and agent between Landlord and Tenant, it being understood that the sole relationship created hereby is one of landlord and tenant.

       28.15 APPLICABLE LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Minnesota.

       28.16 ENTIRE AGREEMENT. This Lease contains the entire understanding and agreement of the parties hereto. All prior negotiations, understandings and agreements between the parties have been incorporated herein and are superseded hereby.

       28.17 ADDITIONAL TERMS. Additional terms to this Lease, if any, are attached as Exhibit "F."

       IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                 LANDLORD:

                                 CARLSON REAL ESTATE COMPANY,
                                 A MINNESOTA LIMITED PARTNERSHIP

                                 By /s/ Dean A. Riesen
                                    ----------------------------------
                                    Dean A. Riesen
                                    Its General Partner


                                 TENANT:

                                 MEDI-JECT CORPORATION,
                                 A MINNESOTA CORPORATION


                                 By Franklin Pass
                                    -----------------------------------

                                    Its Chief Executive Officer
                                        -------------------------------

                      TABLE OF CONTENTS

1.   Basic Lease Provisions and Definitions............1
2.   Premises..........................................2
3.   Rent Payment......................................3
4.   Landlord's Work; Tenant's Acceptance of Premises..3
5.   Operation and Use of Premises.....................3
6.   Common Area.......................................4
7.   Maintenance Obligations...........................5
8.   Operating Expenses and Real Estate Taxes..........5
9.   Repairs-Alterations...............................6
10.  Utilities and Other Services......................7
11.  Landlord's Access.................................7
12.  Indemnity and Non-Liability.......................7
13.  Insurance.........................................8
14.  Assignment and Subletting.........................9
15.  Damage or Destruction............................10
16.  Eminent Domain...................................12
17.  Mortgagee Protection.............................12
18.  Relocation of Premises...........................13
19.  Signage..........................................13
20.  Environmental Compliance.........................13
21.  Default..........................................16
22.  Surrender of Possession..........................20
23.  Notices..........................................21
24.  Occupancy........................................21
25.  Joint and Several Liability......................21
26.  Quiet Enjoyment..................................21
27.  Brokerage Fees...................................22
28.  General..........................................22
     Signatures.......................................24


                   EXHIBIT                        CITE

     A - Complex Legal Description             Section 1.4
     B - Premises and Building Site Plan       Section 1.5
     C - Landlord's Work Base Building         Section 4
     D - Tenant Improvements                   Section 4
     E - Rules and Regulations                 Section 5.4
     F - Additional Terms and Conditions       Section 28.18
     G - Operating Expense Exclusions

                                  EXHIBIT "A"

                           COMPLEX LEGAL DESCRIPTION

Lot 1, 2, 3, 4, and 5, Block 1, Carlson Business Center North, according to the recorded plat thereof, and situate in Hennepin County, Minnesota.
--------------------------------------------------------------------------------
                                  EXHIBIT "B"

                        PREMISES AND BUILDING SITE PLAN
--------------------------------------------------------------------------------
                                  EXHIBIT "C"

                                LANDLORD'S WORK
                                "BASE BUILDING"

The following work is to be done by Landlord or its agent(s) at Landlord's sole expense.

1. PARKING AREA. Landlord shall provide asphalt parking areas described in Exhibit "B." In no event shall parking at the Complex be less than three
     (3) parking stalls per 1,000 square feet of space.

2. BUILDING SHELL. Landlord shall provide the building shell in accordance with the following specifications:

          (a)  Frame. Structural steel, pre-cast concrete and masonry.

          (b)  Wall. Exterior walls to be unpainted exposed masonry.

          (c)  Roof.

          (d) Exterior Door(s) and Windows. Per architectural plan. Window blinds shall be included on all windows.

          (e) Utilities. Water service lines to individual bays, electric service line to the utility room, sanitary sewer line extension to each bay.

          (f) Slab Floor. (No finishes) Machine trowelled. However, Landlord shall leave an area of the floor, (approximately ten feet (10') in width) unfinished to allow for plumbing finish work per tenant's plans ("Floor Space"). Finishing of Floor Space will be considered a tenant improvement.

          (g) Sprinkler System. Landlord shall install a sprinkler system. The number of heads and spacing shall be designed as if the Complex were completely open and undivided. Any revisions, additions, or relocations which the Tenant may desire to have done must be done in accordance with the requirements of the applicable rating bureau. All resulting revision work to be done on the sprinkler system must be performed at Tenant's expense.

--------------------------------------------------------------------------------

                                  EXHIBIT "D"

                             "TENANT IMPROVEMENTS"


Landlord shall cause to be constructed, improvements to the Premises pursuant to the terms of the Lease and in accordance with final plans, specifications and working drawings prepared by Wirtanen, Clark, Larson Architects, dated ______________, 1997 and approved, in advance, by Tenant.

     Landlord agrees to contribute an amount not to exceed $380,000.00 toward the cost of Tenant Improvements. Any amount in excess of $380,000.00 shall be paid in a lump sum by Tenant as Additional Rent. Additionally, Landlord shall pay the reasonable cost of the preparation of Tenant's initial construction drawings. The cost of any changes made to the initial construction drawings shall be included as a Tenant Improvement.

     Landlord agrees that Tenant Improvements shall include items such as countertops, telephone wiring, and installation of a security system.

                                  EXHIBIT "E"

                             RULES AND REGULATIONS

To the extent these Rules and Regulations are inconsistent with the Lease and/or any of the other exhibits to the Lease, the terms of the Lease and other exhibits shall control.

1. Sidewalks, halls, passages and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises.

2. The Common Areas including, but not limited to, halls, passages, entrances, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases have the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall threaten the safety, character, reputation or interests of the Complex and its tenants, provided, that nothing contained herein shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities.

3. The sashes, sash doors, windows, glass lights and any lights or skylights that reflect or admit light into the halls or other places of the Building's common areas shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the tenant who, or whose employee, agent or visitor, shall have caused it.

4. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Tenant's Premises, such use of such curtain, blind, shade or screen shall be discontinued forthwith by Tenant. No awnings shall be permitted on any part of the Premises or the Building.

5. Tenant shall not place a load upon any floor of the Building which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.

6. Tenant shall not bring into or keep in or about the Building or the Complex any animals (except assistance dogs), birds or aquariums.

7. Tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made.

8. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage which includes keeping doors locked and windows and other means of entry to the Premises closed.

9. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Complex and shall not exhibit, sell or offer to sell, use, rent or exchange to retail customers in or from the Premises.

10. Tenant shall supervise all contractors, contractor's representatives and installation technicians, rendering any service to Tenant and Tenant shall be liable for damage caused or clean-up required in connection therewith. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devises and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

11. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operating of the Building's heating and air conditioning.

12. Tenant shall not do any cooking in the Premises or engage any coffee cart service except for incidental cooking (i.e. lunchroom microwaving, on-site coffee exclusively serving Tenant's employees).

13. No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

14. Tenant shall, and shall use reasonable efforts to cause its employees, agents, and invitees to, observe and comply with all driving and parking signs and markers on the property surrounding the Building.

15. Tenant shall give prompt notice to Landlord of any accidents to or defects in the Building, including, but not limited to, plumbing, electrical, mechanical, roofing, floors, glass, walls or doors.

16. The directories of the Building shall be used exclusively for the display of the name and location of the Building tenants. Any additional names requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

17. Tenant shall clean its loading areas and front, side and other entrances on a regular and timely basis. If, after giving Tenant notice, Tenant has failed to clean its loading areas as provided herein, Landlord reserves the right to clean such areas at Tenant's expense.

18. Tenant shall use reasonable efforts to notify Landlord and provide copies to Landlord if Tenant uses the name of the Complex, other than as the address of Tenant's business, or if Tenant uses pictures of the Premises in advertising or other publicity. Tenant shall not, without the prior consent of Landlord, use pictures of the Complex in advertising or other publicity.

19. Tenant shall not be permitted to do any of the following without the prior consent of the Landlord:

(a) Alter any lock or install a new or additional lock or any bolt on any door of the Premises, other than interior doors within the Premises. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

(b) Store on any part of the property surrounding the Building any vehicles, product, equipment or any other property.

(c) Install permanent or temporary signs on the Building or any part of the property surrounding the Building.

(d) Place any lettering on doors or windows located in the Building.

(e) Go upon the roof of the Building.

(f) Attach, hang or use any curtains, blinds, shades or screens, other than those installed by Landlord, on any window or door of the Building, or remove any curtains, blinds, shades or screens; provided, however, that Tenant may, without the consent of Landlord, repair or replace existing curtains, blinds, shades or screens so long as such replacements are of the same color, size, quality and specifications as those originally installed by Landlord.

20. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and the Complex, and for the preservation of good order therein.

--------------------------------------------------------------------------------
                                  EXHIBIT "F"

                        ADDITIONAL TERMS AND CONDITIONS

This Exhibit forms a part of the Lease dated February____, 1997, by and between Carlson Real Estate Company, a Minnesota Limited Partnership, Landlord, and Medi-ject Corporation, Tenant. The parties further agree as follows:

1. OPTION TO EXTEND

At the expiration of the initial term of this Lease, if this Lease shall then be in full force and effect and Tenant shall have fully performed all of its terms and conditions, Tenant shall have the option to extend this Lease for an extended term of three (3) years, (the "Extended Term"), upon the same terms and conditions stated in this Lease, except that the annual fixed rent shall be at Landlord's then-prevailing fixed rental rate for similar available space in the Center; provided, however, that the annual fixed rent during the Extended Term shall not be less than that payable during the final year of the initial term of this Lease. In order to exercise the said option to extend, Tenant shall give Landlord written notice thereof not less than six (6) months prior to the expiration of the initial term. In the event that Tenant so notifies Landlord, but Landlord and Tenant fail to agree in writing not less than five (5) months prior to the expiration of the initial terms to the annual fixed rent payable during the Extended Term, Tenant's right to exercise the said option to extend shall be deemed to have expired and thereafter Tenant shall have no further right to extend the term of this Lease.

2. RIGHT OF FIRST OFFER

At any point following the expiration or earlier termination of a lease for the Contiguous Space (as defined below) and provided Tenant is not in default and has performed all of its obligations hereunder, Tenant shall have the first opportunity to lease the contiguous space in the Building (the "Contiguous Space"), as crosshatched on the attached Exhibit "B", as such Contiguous Space becomes available for leasing during the term of this Lease (a "First Opportunity"), at the rental rates and upon such other terms and conditions, as are then being offered by Landlord to the general public for such space (the "Offer"). Landlord shall give Tenant as much advance notice of the availability of the Contiguous Space as is reasonably possible.

     Upon receipt of the Offer, Tenant shall have ten (10) business days in which to elect, in writing, whether to (a) lease the entire Contiguous Space, in which event the lease shall commence thirty (30) days after the subject space becomes vacant or thirty (30) days after Tenant's written election, whichever is later, or (b) provide Landlord with a written counter-offer stating, in reasonable detail, rental rates and other such terms and conditions under which Tenant would agree to lease the entire Contiguous Space (the "Counter-offer"). Upon receipt of the Counter-offer, Landlord shall have ten (10) business days in which to accept or reject, in writing, the Counter-offer. If Landlord accepts the Counter-offer, then the lease for the Contiguous Space shall commence thirty
(30) days after Landlord's acceptance of the Counter-offer, upon the terms and conditions substantially identical to those contained in the Counter-offer. If Landlord rejects the Counter-offer, Landlord shall have the right to lease the Contiguous Space to a third party under the terms and conditions of either the Offer or Counter-offer. However, If Landlord rejects the Counter-offer and offers the Contiguous Space to another party on terms more favorable than those contained in the Counter-offer (the "Favorable Terms"), then Tenant shall have the right to lease the Contiguous Space and Landlord shall be required to deliver the Contiguous Space to Tenant on the Favorable Terms, within thirty
(30) days of Tenant's acceptance of the Favorable Terms.

     In the event Tenant declines or fails to elect to lease the subject space, then the First Opportunity for the Contiguous Space shall automatically terminate. It is understood that no First Opportunity shall be construed to prevent any tenant in the Building from extending or renewing its lease. Each First Opportunity is personal to Tenant, and is not transferable. In the event of any assignment or subletting under this Lease all rights of Tenant under this Paragraph 2 shall automatically terminate and thereafter be null and void, except as may otherwise be agreed upon, in writing, by Landlord and Tenant.

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

3. TERMINATION RIGHT

Tenant shall have the right to terminate this Lease effective as of the last day of the Forty-eighth (48th) Month of the Initial Term of this Lease, provided Tenant fully complies with the following:

      A. Tenant sends Landlord written notice of its intent to terminate on or before the end of the thirty-sixth (36th) month of the initial term of the Lease;

      B. Tenant pays Landlord the sum of $113,000.00, delivered with said notice; and

      C.   Tenant is not in default under this Lease.


4. SIGNAGE ALLOWANCE. Landlord agrees to provide Tenant with One Thousand and 00/100 Dollars ($1,000.00) allowance for signage described in Section 19.
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                                  EXHIBIT "G"

                         OPERATING EXPENSE EXCLUSIONS

1. Leasing Costs. All costs primarily related to any leasing or re-leasing of the Complex. In the event the management company is responsible for leasing and re-leasing of the Complex, the management company shall not directly bill back such costs to Operating Expenses.

2. Financing Costs. Financing and refinancing costs, interest on debt or amortization payments on any mortgage or mortgages.

3. Penalties. All interest penalties incurred as a result of Landlord's failure to pay any costs as the same shall come due.

4. Improvements. Costs of renovating or improving tenant spaces, other than Common Areas.

5. Depreciation.  Any charge for depreciation of any of the improvements.

6. Reimbursed Costs. Any items not otherwise excluded to the extent Landlord is reimbursed therefore by insurance or otherwise compensated, including direct reimbursement by any tenant, less the out-of-pocket cost of collection.

7. Costs Caused by Construction. Any expenses incurred during construction of the Building in excess of those that would be expended if construction were completed and the Building fully occupied.

8. Defective Construction. During the initial term of the Lease only, Landlord's expenses incurred in curing any clearly defective portion of Landlord's Work.

9. Disproportionate Utilities/HVAC. All costs and expenses resulting from the delivery to other tenants of utilities, electricity, or incremental heating, ventilation or air conditioning disproportionate to the size of such other tenant's premises, but only if the cost of such services is recoverable by Landlord.

10. Operation of Landlord's Business. All costs related to the settlement of disputes between Landlord and the tenants (other than Tenant) of the Complex.

11. Tenant Specific Cost. All material costs and expenses arising solely out of the specific needs or character of a particular tenant.

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